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                             LNB Bancorp, Inc.

                           Exhibit to Form 10 - K

               (for the fiscal year ended December 31, 2002)

                        S - K Reference Number (23)




                     Consent of Independent Accountants.



































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                             Exhibit 23


Consent of Independent Accountants

The Board of Directors
LNB Bancorp, Inc.:

We consent to incorporation by reference in the registration statements
No. 33-64034 and No. 33-53210 on Form S-8 and No. 333-43441 and No. 333-58414
on Form S-3 of LNB Bancorp, Inc. of our report dated January 28, 2003, except as to note 22, which is as of February 25, 2003, relating to the consolidated balance sheets of LNB Bancorp, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of LNB Bancorp, Inc.



/s/KPMG LLP
Cleveland, Ohio
March 6, 2003